UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2011

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)           On November 21, 2011, an officer of TC PipeLines GP, Inc., the general partner (the “General Partner”) of TC PipeLines, LP (the “Partnership”), pursuant to authorization received from the board of directors of the General Partner, provided notice to the NASDAQ Global Select Market ("NASDAQ") that the Partnership intends to transfer the listing of its common units representing limited partner interests (the "Common Units") from NASDAQ to the New York Stock Exchange ("NYSE"). The Partnership expects that its Common Units will begin trading on the NYSE under the ticker symbol "TCP" on December 12, 2011. Until the transfer of listing to the NYSE is completed, the Common Units will continue to be traded on NASDAQ under its current ticker symbol "TCLP".

Item 7.01   Regulation FD Disclosure.

On November 21, 2011, the Partnership issued a press release announcing that it intends to transfer the listing of its Common Units to the NYSE.

A copy of the press release is set forth in the attached Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	TC PipeLines, LP Press Release dated November 21, 2011 announcing its plans to transfer the listing of its Common Units to the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Annie C. Belecki Annie C. Belecki Assistant Secretary

Dated:  November 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	TC PipeLines, LP Press Release dated November 21, 2011 announcing its plans to transfer the listing of its Common Units to the NYSE.